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                                                                 Exhibit 23.3

                      CONSENT OF PRICEWATERHOUSECOOPERS LLP

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of NTELOS Inc., formerly known as CFW Communications Company, of our report dated February 14, 2000 relating to the financial statements of PrimeCo Personal Communications, L.P. Richmond Major Trading Area as of December 31, 1999 and December 31, 1998 and for each of the three years in the period ended December 31, 1999, which appears in the CFW Communications Company Prospectus filed with the Securities and Exchange Commission on November 9, 2000. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/PricewaterhouseCoopers LLP

Dallas, Texas
September 18, 2001